BALTA 2005-2 Group 1

Collateral Grouped by Doctype Collateral Grouped by Doctype	% of Bal	Avg Fico	Avg LTV	Avg DTI
Full/Alternative	21.38	708	90.31	35.91
Limited	0.07	756	94.42	39.6
No Documentation	13.72	704	78.61	0
No Ratio	12.22	701	88.87	0
Reduced	3.78	665	90.17	38.28
Stated Income	40.5	700	88.71	36.3
Stated/Stated	8.33	694	87.4	36.79
TOTAL	100	701	87.64	26.94

Collateral Grouped by IO Collateral Grouped by IO	% of Bal	Avg Fico	Avg LTV	% w/ SIL SEC	Avg DTI
Non IO	14.68	701	86.15	27.68	24
24 months	1.9	694	92.39	34.98	24.52
36 months	2.52	673	86.14	30.65	25.8
60 months	19.05	691	89.38	30.03	32.6
120 months	61.85	705	87.37	36.09	26.01
TOTAL	100	701	87.64	33.54	26.94

Collateral Grouped by Silent Seconds Collateral Grouped by Silent Seconds	% of Bal
N	66.46
Y	33.54
TOTAL	100

Collateral Grouped by Zip Code TOP 10 ZIPCODES	% of Bal	Avg Fico	Avg LTV	Avg DTI
20740	1.34	742	93.37	29.79
89052	0.58	718	74.51	26.87
33040	0.57	706	91.06	39.98
89131	0.47	692	83.49	18.79
85086	0.46	702	89.61	18.13
30022	0.44	684	90.09	45.35
91406	0.43	676	91.45	38.74
33414	0.42	730	79.48	23.01
32541	0.4	724	80.71	43.02
94568	0.39	753	85.95	34.05

Collateral Grouped by Back Ratio BACK RATIO	% of Bal	Avg Fico	Avg LTV
0.00 - 4.99	27.36	702	83.14
5.00 - 9.99	0.85	714	79.92
10.00 - 14.99	0.57	728	85.34
15.00 -19.99	2.24	703	82.26
20.00 -24.99	4.11	710	86.39
25.00 -29.99	7.06	706	86.53
30.00 -34.99	11.53	701	90.05
35.00 -39.99	14.57	700	89.76
40.00 -44.99	18.87	696	90.78
45.00 -49.99	10.17	697	90.49
50.00 -54.99	2.2	688	91.37
55.00 -59.99	0.46	673	87.96
TOTAL	100	701	87.64

Collateral Group by State Top 5 States	% of Bal	Avg Fico	Avg LTV	Avg DTI
California	28.57	702	87.31	29.15
Florida	12.62	707	83.92	23.74
Arizona	8.06	702	89.28	26.78
Georgia	7.32	698	88.82	31.73
Massachusetts	5.58	700	88.52	20.22

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets.